Bulldog Moves Closer to Receiving Significant Order For
New Tanker BOSSTM System to Protect Oil Tankers in The Middle East

Recent Deployment by Energy Control Systems
Represents Final Step Before Purchase

RICHMOND, British Columbia, Canada, June 28, 2004 - Bulldog Technologies Inc. (OTCBB: BLLD) announced today that it has completed development, in conjunction with Energy Control Systems of Saudi Arabia, of the Bulldog Tanker BOSSTM, a triple-redundant electronic security system that simultaneously monitors internal fluid levels and all ingress and egress points on tanker trucks. The Tanker BOSSTM is expected to protect oil tankers, which have increasingly become vulnerable to terrorism. The Tanker BOSSTM was recently deployed in Saudi Arabia, which is the final step prior to receiving what Bulldog expects may be a significant purchase order.*

"The demand for our solutions in the Middle East has never been greater," said John Cockburn, Bulldog Technologies' CEO. "The recent acts of terrorism, combined with soaring energy prices, making the energy industry more vulnerable to attack than it has ever been before. Bulldog is the first company to offer a comprehensive solution to monitor and protect the transportation of this valuable commodity. Our deployment demonstrates that Bulldog is capable of such a task."

The Bulldog Tanker BOSSTM interfaces to all existing Automatic Vehicle Location (AVL) Systems (i.e. GPS/Satellite/Cellular Net Systems). The Tanker BOSSTM System is completely scalable and can be used with any quantity and combination of level, flow and tamper sensor units to match the exact requirement of the application. It can also be used to replace expensive fuel level management systems.

The Tanker BOSSTM System consists of an in-truck control unit, the RP-400 and three types of sensor units, collectively known as the RB-400. The RP-400 monitors any quantity and combination of sensors, without the need for extensive customization. It contains advanced motion and accelerometer based intelligence to compensate for differential fuel levels during vehicle motion. The RP-400 easily interfaces with all existing GPS/vehicle tracking systems via a digital interconnect and supports network arming and disarming, providing operations management complete control over all fuel movement.

Energy Control Systems, a leader in the development and implementation of petroleum related management and control technology, previously awarded Bulldog a development contract for a security system to prevent the theft and tampering with petroleum products while being transported in medium and heavy duty trucks.

The security system was designed specifically for petroleum tanker trucks, and will be marketed as the Bulldog Tanker BOSSTM (RB-400). The RB-400 will integrate with Bulldog's sensor monitoring security platform and AVL software. The security system will combine industry leading internet based AVL services, and the world's first real time satellite based remotely monitored security system.

The Tanker BOSSTM together with their existing line of BOSSTM products only expands Bulldog's market in further opportunities in the cargo protection market.

Bulldog Technologies Inc. is a provider of wireless security systems for the supply chain industry. Bulldog has developed the Road BOSSTM (Bulldog Online Security System) for mobile cargo transported in trailers, delivery trucks/vans, and ocean containers. The Yard BOSSTM is a proprietary asset protection and security system developed for cargo containers and trailers stored for extended periods in freight yards and facilities.

For further information, visit Bulldog on the Web at www.bulldog-tech.com

Contact: Ed Lewis CEOcast, Inc. for Bulldog Technologies Inc. 212-732-4300

Legal Note on Forward-Looking Statements

Statements in this news release, which are not purely historical, are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this news release are marked by an asterisk (*) and include statements regarding the fact that Energy Control Systems may purchase a significant amount of Tanker BOSS systems from Bulldog. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as insufficient investor interest in the Company's securities, the impact of competitive products on the sales of the Company's products, general economic conditions as they affect the Company's prospective customers, including this company, acceptance of the Company's products by this company and other prospective customers using and managing cargo trailers, delivery trucks/vans, ocean containers, tanker systems and other cargo transport systems, the ability of third party manufacturers to produce the Company's products, the Company's ability to source product components in a timely manner, and new technological developments that may allow third parties to compromise the effectiveness of the Company's products as a theft-deterrent system. Readers should also refer to the risk disclosures outlined in the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 17, 2004 and the Company's other disclosure documents filed from time-to-time with the SEC.